UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers.
On February 27, 2006, the following directors of Warwick Valley Telephone Company resigned: Rafael Collado, Joseph E. DeLuca, MD, and Fred M. Knipp. Mr. DeLuca served on the Audit Committee and on the Governance and Nominating Committee. Mr. Knipp served as chairman of the Governance and Nominating Committee and the recently established Strategic Option Evaluation Committee. All three resigned for personal reasons. As a result of these resignations, the Company is considering, among other things, replacing all three Directors with new candidates for election at the upcoming Annual Meeting of Shareholders, or, as an alternative, amending its By-Laws to eliminate the classification of its Board into three classes and reduce the number of Board members. Such an amendment, if that were the alternative presented to the shareholders, would require the affirmative vote of 70% of the Company’s Common Shares.
A press release relating to this matter is attached as Exhibit 99.1 hereto and is filed herewith.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press Release entitled “WVT Announces Director Resignations,” dated March 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
(Registrant)

Date: March 1, 2006	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Announces Director Resignations,” dated March 1, 2006.